Exhibit 99.01

Investview (“INVU”) Announces Definitive Marketing and
Distribution Agreement with Oneiro, N.A. Inc.,
Developer of the World’s First Adaptive Digital Currency, ndau.

Eatontown, NJ, Jan 11, 2021 (GLOBE NEWSWIRE) — via NewMediaWire —Investview, Inc. (OTCQB: INVU), a diversified financial technology and global distribution network that operates through its subsidiaries to provide financial education tools, content, research and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets, today announced two new product packages for worldwide distribution as a result of their exclusive marketing and distribution agreement with Oneiro, N.A.

The definitive agreement entered into in early December 2020 utilizes Investview’s industry leading financial technology and global distribution organization to make ndau, the World’s First Adaptive Digital Currency, available to its customers. Investview entered into the agreement with Oneiro, N.A. Inc. the developer of the decentralized digital currency, ndau, to offer product packages that include ndau to its worldwide customer base. The first product packages will be available in pre-launch this month. ndau is a digital currency optimized for a long-term store of value with attractive staking rewards for ndau holders.

“Digital currencies have now fully emerged into the mainstream with Bitcoin as the pioneer. The increase in value of cryptocurrencies such as Bitcoin, Ethereum, and others have created significant interest from individuals and institutions alike” said Joe Cammarata, Investview CEO.

Although Cryptocurrencies and blockchain technologies are pretty much in their infancy, they have the potential to become the greatest technological advances since the internet. ndau is a new category of digital asset technology designed as the world’s first adaptive digital currency optimized for a long-term store of value with attractive staking rewards for holders of ndau. It is viewed by crypto enthusiasts as a calmer, gentler “conservative digital currency” appealing to the masses, one that’s specifically designed to be less volatile when held over the course of many years. It is also a virtual currency that is well suited to being held along with Bitcoin to help smooth out the ride. ndau has built-in monetary policy mechanisms which aims to help stabilize their value, as demand changes over time.

Could ndau be characterized as the “next generation Bitcoin”- many crypto leaders and enthusiasts believe it could be due to its unique tamper-proof and effective adaptive monetary policy principles. It has the freedom to rise with increasing demand while mitigating downside volatility. See reference: Daily Fintech in March of 2020. https://dailyfintech.com/2020/03/31/a-buoyant-digital-coin-at-a-tender-age-ndau/

“We are delighted to be partnering with Investview, a recognized leader in digital asset management technology and a global distribution organization, to bring ndau to a wider global audience. We believe that ndau presents an innovative and groundbreaking new form of digital money that is adaptive, aligns all users’ interests, and has an embedded mechanism which strives to create more stability and sustainable growth potential over the long term as user adoption increases. ndau has been built to the highest institutional standards and has been through rigorous security testing and certifications,” said Rob Frasca, Director of Oneiro.

“Investview’s mission of making financial technology advances available to the masses is the driving force behind these new product packages. Digital currencies have the ability to create great reward, but they include great risk. Investview is working with companies such as Oneiro to create packages for individuals to participate while mitigating downside risk. The packages will include ndau and a time element so the purchaser knows how long they will hold the coin. The packages to be released include a 3-month package and a 3-year package. The three-year product package will also include a protection component underwritten by a third party that will preserve the package purchase price,” said Mario Romano, Investview’s Director of Finance.

Added Joe Cammarata, Investview CEO, “At Investview we remain tightly focused on our mission to provide education and access to leading edge technology, information, and financial tools that empower individuals to improve their quality of life. Through Investview’s partnership with Oneiro, we have arranged access to “ndau” for our customers around the world through our new ndau TPP product package sold exclusively by our distribution network. By providing education and access to leading edge technology our customers can participate in the forefront of the digital currency movement. Together Investview and Oneiro will unlock the full potential of digital transformations and help our clients on the best path for success in the new digital business landscape. Announcing the “ndau TPP” product offering at this time is an epic milestone toward extending Investview’s leadership in transformational digital asset technology ensuring individuals from all backgrounds can participate if they choose to do so.”

Investview expects to pre-launch the “ndau packages” the week of January 18th, 2021. To learn more about Investview’s “ndau” product offer, please register for a special Zoom event on January 26th at 1:00 PM eastern with founding ndau investors, Rob Frasca and Ken Lang.

Click here to register for the event or copy/paste link below:

https://us02web.zoom.us/webinar/register/WN_5wn9FyzDRzqV7WJ62mTEyw

About Oneiro (oneiro.com)

Oneiro is a leading global provider of advanced blockchain solutions for the decentralized Internet. Its CBDC software platform has been developed to help rapidly bring new digital currencies to market without sacrificing the ability to customize and address future requirements. In addition, Oneiro was the developer of ndau.io the world’s first adaptive currency. http://oneiro.com

About ndau (ndau.io)

ndau is the world’s first adaptive currency, a new category of digital asset optimized for a long-term store of value with staking rewards. ndau has the freedom to rise in value with increasing demand while ndau applies monetary policy embedded within its blockchain to mitigate price volatility. An innovative and groundbreaking decentralized form of digital currency, ndau is self-governed by its holders by annually electing delegates to the Blockchain Policy Council, a self-governing ecosystem ultimately responsible for the governance and operating policies of ndau and is cryptographically accountable to the holders of the ndau. ndau is an Open-Source project, and all code is available on the ndau GitHub repo. Community developers can get involved and help contribute to the codebase or innovate new directions. There are many members of the ndau ecosystem striving to create a new generation of digital long-term store of value. More information can be found at http://ndau.io

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Mario Romano
Phone Number: 732.889.4308
Email: pr@investview.com